EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders

STERIS Corporation

We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated July 23, 2003, relating to the unaudited consolidated interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2003:

Registration Number	Description

333-101308	Form S-8 Registration Statement—STERIS Corporation 2002 Stock Option Plan

333-91302	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Mark. D. McGinley

333-63774	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke

333-63772	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. Magulski

333-63770	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and Restricted Shares Agreement between STERIS Corporation and Charles L. Immel

333-40082	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS Corporation and David L. Crandall

333-40058	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney

333-65155	Form S-8 Registration Statement—STERIS Corporation 1998 Long Term Incentive Compensation Plan

333-55839	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo

333-32005	Form S-8 Registration Statement—STERIS Corporation 1997 Stock Option Plan

333-06529	Form S-3 Registration Statement—STERIS Corporation

333-01610	Post-effective Amendment to Form S-4 on Form S-8—STERIS Corporation

33-91444	Form S-8 Registration Statement—STERIS Corporation 1994 Equity Compensation Plan

33-91442	Form S-8 Registration Statement—STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan

33-55976	Form S-8 Registration Statement—STERIS Corporation 401(k) Plan

33-55258	Form S-8 Registration—STERIS Corporation Amended and Restated Non-Qualified Stock Option

/S/ ERNST & YOUNG LLP
Cleveland, Ohio
August 13, 2003